Oaktree Announces Second Quarter 2017 Financial Results

As of June 30, 2017 or for the quarter then ended, and where applicable, per Class A unit:

•	GAAP net income attributable to Oaktree Capital Group, LLC (“OCG”) increased to $117.3 million ($1.83 per unit), from $49.0 million ($0.78 per unit) for the second quarter of 2016.

•	Adjusted net income grew to $281.7 million ($1.73 per unit), from $142.0 million ($0.79 per unit) for the second quarter of 2016, driven by record-high incentive income.

•	Distributable earnings grew to $282.5 million ($1.61 per unit), from $126.3 million ($0.71 per unit) for the second quarter of 2016, on higher incentive income and investment income proceeds.

•
Assets under management were $99.3 billion, down 1% for the quarter and up 1% over the last 12 months. Gross capital raised was $1.4 billion and $11.4 billion for the quarter and last 12 months, respectively. Uncalled capital commitments (“dry powder”) were $21.5 billion, of which $12.8 billion were not yet generating management fees (“shadow AUM”).

•	Management fee-generating assets under management were $79.8 billion, up 1% for the quarter and up slightly over the last 12 months.

•	A distribution was declared of $1.31 per unit, our highest quarterly distribution since 2013, bringing aggregate distributions relating to the last 12 months to $3.30.
LOS ANGELES, CA. July 27, 2017 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the second quarter ended June 30, 2017.
Jay Wintrob, Chief Executive Officer, said, “The second quarter was exceptional. Oaktree delivered a 124 percent increase in distributable earnings and a 98 percent increase in adjusted net income over the same quarter a year ago due to record-high incentive income. Strong closed-end fund investment performance of 4 percent gross for the quarter and 19 percent for the last twelve months has driven year-over-year growth in net accrued incentives and speaks to our team’s ability to deliver superior investment results with risk under control.”
Distribution
The distribution of $1.31 per Class A unit attributable to the second quarter of 2017 will be paid on August 11, 2017 to Class A unitholders of record at the close of business on August 7, 2017.
Conference Call
Oaktree will host a conference call to discuss its second quarter 2017 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (844) 824-3833 (U.S. callers) or +1 (412) 317-5102 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10109904, beginning approximately one hour after the broadcast.

About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $99 billion in assets under management as of June 30, 2017. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 900 employees and offices in 18 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.
Contacts:

Investor Relations:	Press Relations:

Oaktree Capital Group, LLC	Sard Verbinnen & Co	Sard Verbinnen & Co
Andrea D. Williams	John Christiansen	Alyssa Linn
(213) 830-6483	(415) 618-8750	(310) 201-2040
investorrelations@oaktreecapital.com	jchristiansen@sardverb.com	alinn@sardverb.com

The table below presents (a) GAAP results, (b) non-GAAP results for both the Operating Group and per Class A unit, and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Results:	(in thousands, except per unit data or as otherwise indicated)

Revenues	$634,055	$282,716	$923,640	$537,206
Net income-OCG	117,324	49,047	172,239	77,125
Net income per Class A unit	1.83	0.78	2.71	1.24

Non-GAAP Results: (1)
Adjusted revenues	$704,362	$332,822	$1,095,549	$645,757
Adjusted net income	281,654	141,975	442,818	240,349
Adjusted net income-OCG	111,106	49,411	164,847	76,895

Distributable earnings revenues	693,060	306,660	1,068,622	630,999
Distributable earnings	282,490	126,296	439,529	245,317
Distributable earnings-OCG	103,400	44,393	157,684	83,538

Fee-related earnings revenues	186,314	197,450	371,879	398,720
Fee-related earnings	52,601	63,419	100,738	119,074
Fee-related earnings-OCG	19,613	23,328	37,405	43,689

Economic net income revenues	415,518	416,317	861,030	586,394
Economic net income	179,275	165,517	362,926	200,062
Economic net income-OCG	67,355	59,609	131,415	64,736

Per Class A Unit:
Adjusted net income	$1.73	$0.79	$2.59	$1.24
Distributable earnings	1.61	0.71	2.48	1.34
Fee-related earnings	0.31	0.37	0.59	0.70
Economic net income	1.05	0.95	2.07	1.04

Weighted average number of Operating Group units outstanding	155,933	155,057	155,303	154,433
Weighted average number of Class A units outstanding	64,193	62,617	63,611	62,256

Operating Metrics:
Assets under management (in millions):
Assets under management	$99,260	$98,124	$99,260	$98,124
Management fee-generating assets under management	79,807	79,516	79,807	79,516
Incentive-creating assets under management	30,826	30,372	30,826	30,372
Uncalled capital commitments (2)	21,468	22,817	21,468	22,817
Accrued incentives (fund level):
Incentives created (fund level)	168,602	171,142	370,120	124,872
Incentives created (fund level), net of associated incentive income compensation expense	85,093	75,783	181,629	58,792
Accrued incentives (fund level)	1,779,578	1,525,854	1,779,578	1,525,854
Accrued incentives (fund level), net of associated incentive income compensation expense	866,650	771,253	866,650	771,253

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including measures that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”) such as adjusted revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit. These measures should be considered in addition to, and not as a substitute for or superior to, net income, net income per Class A unit or other financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited.

(1)
Beginning with the second quarter of 2017, the definition of adjusted net income was modified with respect to third-party placement costs associated with closed-end funds and liability-classified OCGH equity value units (“EVUs”) to conform to the GAAP treatment. Under GAAP, placement costs are expensed as incurred and liability-classified EVUs are remeasured as of each reporting date. Previously for adjusted net income, placement costs were capitalized and amortized in proportion to the associated management fee stream, and liability-classified EVUs were treated as equity-classified awards. All prior periods have been recast for these changes.

(2)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds through their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

GAAP Results
Oaktree consolidates entities in which it has a direct or indirect controlling financial interest. Investment vehicles in which we have a significant investment, such as collateralized loan obligation vehicles (“CLOs”) and certain Oaktree funds, are consolidated under GAAP. When a CLO or fund is consolidated, the assets, liabilities, revenues, expenses and cash flows of the consolidated funds are reflected on a gross basis, and the majority of the economic interests in those consolidated funds, which are held by third-party investors, are reflected as debt obligations of CLOs or non-controlling interests. All of the revenues earned by us as investment manager of the consolidated funds are eliminated in consolidation. However, because the eliminated amounts are earned from and funded by third-party investors, the consolidation of a fund does not impact net income or loss attributable to OCG.
Total revenues increased $351.4 million, or 124.3%, to $634.1 million for the second quarter of 2017, from $282.7 million for the second quarter of 2016. The increase reflected higher incentive income, partially offset by lower management fees.
Total expenses increased $231.8 million, or 121.0%, to $423.4 million for the second quarter of 2017, from $191.6 million for the second quarter of 2016. The increase primarily reflected higher incentive income compensation expense.
Other income increased to $90.4 million for the second quarter of 2017, from $58.3 million for the second quarter of 2016. The increase primarily reflected higher overall returns on our funds’ performance.
Net income attributable to OCG increased to $117.3 million for the second quarter of 2017, from $49.0 million for the second quarter of 2016, primarily reflecting higher operating profits.
Operating Metrics
Assets Under Management
Assets under management (“AUM”) were $99.3 billion as of June 30, 2017, $100.3 billion as of March 31, 2017 and $98.1 billion as of June 30, 2016. The $1.0 billion decrease since March 31, 2017 primarily reflected $3.3 billion of distributions to closed-end fund investors and $0.5 billion of net outflows from open-end funds, partially offset by $1.8 billion in market-value gains and $0.8 billion of favorable foreign-currency translation.
The $1.2 billion increase in AUM since June 30, 2016 primarily reflected $9.2 billion in market-value gains and $4.9 billion of capital inflows and fee-generating leverage for closed-end funds, partially offset by $10.4 billion of distributions to closed-end fund investors, $1.8 billion of net outflows from open-end funds and $1.0 billion of uncalled capital commitments for closed-end funds that have entered liquidation. Inflows for closed-end funds included $0.9 billion for Oaktree Opportunities Fund Xb, $0.8 billion for Oaktree Real Estate Debt Fund II, $0.6 billion for Oaktree Real Estate Value-Add and $0.5 billion for Oaktree Real Estate Opportunities Fund VII (“ROF

VII”). Distributions to closed-end fund investors included $4.0 billion from Control Investing funds, $3.0 billion from Distressed Debt funds and $2.2 billion from Real Estate funds.
Management Fee-generating Assets Under Management
Management fee-generating assets under management (“management fee-generating AUM”), a forward-looking metric, were $79.8 billion as of June 30, 2017, $79.3 billion as of March 31, 2017 and $79.5 billion as of June 30, 2016. The $0.5 billion increase since March 31, 2017 primarily reflected $0.8 billion in market-value gains, $0.8 billion of favorable foreign-currency translation and $0.4 billion from capital drawn by funds that pay fees based on drawn capital, NAV or cost basis, partially offset by $0.9 billion attributable to closed-end funds in liquidation and $0.5 billion of net outflows from open-end funds.
The $0.3 billion increase in management fee-generating AUM since June 30, 2016 primarily reflected $4.6 billion in market-value gains, $1.8 billion of capital inflows and fee-generating leverage to closed-end funds, and $1.6 billion from capital drawn by closed-end funds that pay fees based on drawn capital, NAV or cost basis. These increases were largely offset by $5.1 billion attributable to closed-end funds in liquidation, $2.0 billion of net outflows from open-end funds and $0.8 billion of distributions by closed-end funds that pay fees based on NAV.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) were $30.8 billion as of June 30, 2017, $32.3 billion as of March 31, 2017 and $30.4 billion as of June 30, 2016. The $1.5 billion decrease since March 31, 2017 reflected an aggregate $3.5 billion decline primarily attributable to distributions by closed-end funds, partially offset by an aggregate $2.0 billion in drawdowns or contributions by closed-end and evergreen funds and market-value gains. The $0.4 billion increase since June 30, 2016 reflected an aggregate $9.7 billion principally from drawdowns or contributions by closed-end and evergreen funds and market-value gains, partially offset by an aggregate decline of $9.3 billion primarily attributable to distributions by closed-end funds.
Of the $30.8 billion in incentive-creating AUM as of June 30, 2017, $19.8 billion (or 64%), was generating incentives at the fund level, as compared with $17.9 billion (59%), of the $30.4 billion of incentive-creating AUM as of June 30, 2016.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $1.8 billion as of June 30, 2017, $2.1 billion as of March 31, 2017 and $1.5 billion as of June 30, 2016. The second quarter of 2017 reflected $168.6 million of incentives created (fund level) and $457.4 million of incentive income recognized.
Accrued incentives (fund level), net of incentive income compensation expense (“net accrued incentives (fund level)”), were $866.7 million as of June 30, 2017, $969.0 million as of March 31, 2017, and $771.3 million as of June 30, 2016. The portion of net accrued incentives (fund level) represented by funds that were currently paying incentives as of June 30, 2017, March 31, 2017 and June 30, 2016, respectively, was $236.5 million (or 27%), $179.6 million (19%) and $274.5 million (36%), with the remainder arising from funds that as of that date were not at the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than possibly tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $21.5 billion as of June 30, 2017, $21.8 billion as of March 31, 2017, and $22.8 billion as of June 30, 2016. Invested capital during the quarter and 12 months ended June 30, 2017 aggregated $1.8 billion and $7.6 billion, respectively, as compared with $2.4 billion and $7.7 billion for the comparable prior-year periods.

Non-GAAP Results
Adjusted Revenues
Adjusted revenues grew $371.6 million, to $704.4 million in the second quarter of 2017, from $332.8 million in the second quarter of 2016, reflecting $369.8 million in higher incentive income, $12.9 million in higher investment income and $11.2 million in lower management fees.
Management Fees
Management fees decreased $11.2 million, or 5.7%, to $186.3 million in the second quarter of 2017, from $197.5 million in the second quarter of 2016. The decrease reflected an aggregate decline of $21.2 million primarily attributable to closed-end funds in liquidation, partially offset by an aggregate increase of $10.0 million principally from closed-end funds that pay management fees based on drawn capital, NAV or cost basis and higher management fees from open-end and evergreen funds.
Incentive Income
Incentive income increased $369.8 million, to $457.4 million in the second quarter of 2017, from $87.6 million in the second quarter of 2016. The increase was primarily attributable to the sale of AdvancePierre Foods in the second quarter of 2017, resulting in $427.8 million of incentive income from Oaktree Principal Opportunities Fund IV (“POF IV”), which started paying incentives in the quarter and benefited from the “catch-up” layer of the European-style waterfall whereby 80% of a distribution is paid to Oaktree and 20% to the investors.
Investment Income
Investment income increased $12.9 million, or 27.0%, to $60.6 million in the second quarter of 2017, from $47.7 million in the second quarter of 2016. The increase primarily reflected higher overall returns on our fund investments. Our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”) accounted for investment income of $18.9 million and $16.6 million in the second quarters of 2017 and 2016, respectively, of which performance fees accounted for $2.5 million and $1.5 million, respectively.
Adjusted Expenses
Compensation and Benefits
Compensation and benefits expense increased $0.1 million, or 0.1%, to $99.3 million in the second quarter of 2017, from $99.2 million in the second quarter of 2016.
Equity-based Compensation
Equity-based compensation expense increased $1.9 million, or 16.0%, to $13.8 million in the second quarter of 2017, from $11.9 million in the second quarter of 2016. The increase reflected non-cash amortization expense associated with vesting of Class A and OCGH unit grants made to employees and directors subsequent to our 2012 initial public offering.
Incentive Income Compensation
Incentive income compensation expense increased $234.6 million, to $270.0 million in the second quarter of 2017, from $35.4 million in the second quarter of 2016. The increase reflected growth in incentive income and a higher overall compensation percentage in the second quarter of 2017, as a result of incremental incentive interests awarded over the life of POF IV due to changes in senior investment personnel.
General and Administrative
General and administrative expense increased $0.6 million, or 1.9%, to $32.4 million in the second quarter of 2017, from $31.8 million in the second quarter of 2016.

Depreciation and Amortization
Depreciation and amortization expense decreased $1.0 million, or 33.3%, to $2.0 million in the second quarter of 2017, from $3.0 million in the second quarter of 2016, primarily reflecting the final amortization of certain leasehold improvements.
Interest Expense, Net
Interest expense, net decreased $1.5 million, or 18.8%, to $6.5 million in the second quarter of 2017, from $8.0 million in the second quarter of 2016, reflecting the maturity of $100.0 million in senior notes in 2016 and higher interest income.
Other Income (Expense), Net
Other income (expense), net amounted to income of $1.3 million and expense of $1.5 million in the second quarters of 2017 and 2016, respectively, primarily reflecting foreign-currency transaction gains and losses.
Adjusted Net Income
ANI increased $139.7 million, or 98.4%, to $281.7 million in the second quarter of 2017, from $142.0 million in the second quarter of 2016, reflecting increases of $135.2 million in incentive income, net of incentive income compensation expense (“net incentive income”), and $12.9 million in investment income, partially offset by a $10.8 million decline in fee-related earnings. The portion of ANI attributable to our Class A units was $111.1 million, or $1.73 per unit, and $49.4 million, or $0.79 per unit, for the second quarters of 2017 and 2016, respectively.
The effective tax rate applied to ANI in the second quarters of 2017 and 2016 was 4% and 14%, respectively, resulting from full-year effective rates of 11% and 20%, respectively. The rate used for interim fiscal quarters is based on an estimated full-year effective tax rate on income that can be reliably forecasted, combined with tax expense in the current period on incentive income and any other income that cannot be reliably estimated. We generally expect variability in tax rates between periods because the effective tax rate is a function of the mix of income and other factors, each of which can have a material impact on the particular period's income tax expense and often vary significantly within or between years. In general, the annual effective tax rate increases as the proportion of ANI arising from fee-related earnings, DoubleLine-related investment income and certain incentive and investment income rises, and vice versa.
Distributable Earnings
Distributable earnings grew $156.2 million, to $282.5 million in the second quarter of 2017, from $126.3 million in the second quarter of 2016, reflecting increases of $135.2 million in net incentive income and $27.7 million in investment income proceeds, partially offset by a $10.8 million decline in fee-related earnings. For the second quarter of 2017, investment income proceeds totaled $49.3 million, including $37.3 million from fund distributions and $12.1 million from DoubleLine, as compared with total investment income proceeds in the prior-year quarter of $21.6 million, of which $10.7 million and $10.9 million was attributable to fund distributions and DoubleLine, respectively. The portion of distributable earnings attributable to our Class A units was $1.61 and $0.71 per unit for the second quarters of 2017 and 2016, respectively, reflecting distributable earnings per Operating Group unit of $1.81 and $0.81, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies, and amounts payable pursuant to the tax receivable agreement.
Fee-related Earnings
Fee-related earnings decreased $10.8 million, or 17.0%, to $52.6 million in the second quarter of 2017, from $63.4 million in the second quarter of 2016, reflecting the $11.2 million decline in management fees. The portion of fee-related earnings attributable to our Class A units was $0.31 and $0.37 per unit for the second quarters of 2017 and 2016, respectively.

The effective tax rate applicable to fee-related earnings for both the second quarters of 2017 and 2016 was 8%, resulting from full-year effective rates of 8% for both full-year periods.  The rate used for interim fiscal periods is based on the estimated full-year effective tax rate, which is subject to change as the year progresses. In general, the annual effective tax rate increases as annual fee-related earnings increase, and vice versa.
Capital and Liquidity
As of June 30, 2017, Oaktree had $1.2 billion of cash and U.S. Treasury and time deposit securities, and $746 million of outstanding debt, which included no borrowings outstanding against its $500 million revolving credit facility. As of June 30, 2017, Oaktree’s investments in funds and companies had a carrying value of $1.5 billion, with the 20% investment in DoubleLine carried at $21 million based on cost, as adjusted under the equity method of accounting. Net accrued incentives (fund level) represented an additional $867 million as of that date.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree, with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general political, economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 1, 2017, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements. Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.
Investor Relations Website
Investors and others should note that Oaktree uses the Unitholders – Investor Relations section of its corporate website to announce material information to investors and the marketplace. While not all of the information that Oaktree posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, Oaktree encourages investors, the media, and others interested in Oaktree to review the information that it shares on its corporate website at the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. Information contained on, or available through, our website is not incorporated by reference into this document.

GAAP Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands, except per unit data)
Revenues:
Management fees	$180,028	$195,015	$360,956	$393,568
Incentive income	454,027	87,701	562,684	143,638
Total revenues	634,055	282,716	923,640	537,206
Expenses:
Compensation and benefits	(102,002)	(103,002)	(206,489)	(211,407)
Equity-based compensation	(14,748)	(14,726)	(29,701)	(28,622)
Incentive income compensation	(266,556)	(35,461)	(301,164)	(45,268)
Total compensation and benefits expense	(383,306)	(153,189)	(537,354)	(285,297)
General and administrative	(34,388)	(32,949)	(66,607)	(80,780)
Depreciation and amortization	(3,004)	(4,048)	(6,828)	(8,209)
Consolidated fund expenses	(2,728)	(1,462)	(5,199)	(2,546)
Total expenses	(423,426)	(191,648)	(615,988)	(376,832)
Other income (loss):
Interest expense	(44,251)	(26,730)	(93,021)	(54,435)
Interest and dividend income	51,914	37,138	99,874	73,408
Net realized gain (loss) on consolidated funds’ investments	235	6,682	(1,637)	10,083
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	28,453	(5,301)	53,131	(25,973)
Investment income	49,106	41,000	99,557	70,447
Other income (expense), net	4,898	5,548	9,561	11,349
Total other income	90,355	58,337	167,465	84,879
Income before income taxes	300,984	149,405	475,117	245,253
Income taxes	(5,541)	(8,571)	(17,843)	(21,251)
Net income	295,443	140,834	457,274	224,002
Less:
Net income attributable to non-controlling interests in consolidated funds	(3,861)	(7,319)	(13,553)	(2,375)
Net income attributable to non-controlling interests in consolidated subsidiaries	(174,258)	(84,468)	(271,482)	(144,502)
Net income attributable to Oaktree Capital Group, LLC	$117,324	$49,047	$172,239	$77,125
Distributions declared per Class A unit	$0.71	$0.55	$1.34	$1.02
Net income per unit (basic and diluted):
Net income per Class A unit	$1.83	$0.78	$2.71	$1.24
Weighted average number of Class A units outstanding	64,193	62,617	63,611	62,256

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management		As of
		June 30, 2017	March 31, 2017	June 30, 2016
		(in millions)
Assets Under Management:
Closed-end funds		$58,323	$59,848	$59,576
Open-end funds		35,628	35,125	33,667
Evergreen funds		5,309	5,340	4,881
Total		$99,260	$100,313	$98,124

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
	(in millions)
Change in Assets Under Management:
Beginning balance	$100,313	$96,874	$98,124	$103,060
Closed-end funds:
Capital commitments/other (1).	54	1,889	4,257	6,442
Distributions for a realization event/other (2).	(3,323)	(1,220)	(10,389)	(5,117)
Change in uncalled capital commitments for funds entering or in liquidation (3)	116	13	(950)	118
Foreign-currency translation	441	(188)	218	(26)
Change in market value (4).	1,015	350	4,924	(795)
Change in applicable leverage	172	(349)	687	(60)
Open-end funds:
Contributions	1,330	1,002	7,044	3,445
Redemptions	(1,864)	(1,225)	(8,893)	(7,638)
Foreign-currency translation	354	(126)	235	(16)
Change in market value (4).	683	1,008	3,575	(937)
Evergreen funds:
Contributions or new capital commitments	26	82	144	266
Redemptions or distributions/other	(176)	(208)	(396)	(497)
Foreign-currency translation	1	(5)	5	(9)
Change in market value (4).	118	227	675	(112)
Ending balance	$99,260	$98,124	$99,260	$98,124

(1)	These amounts represent capital commitments, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent distributions for a realization event, tax-related distributions, reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs, and recallable distributions at the end of the investment period.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
The change in market value reflects the change in NAV of our funds, less management fees and other fund expenses, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

Management Fee-generating AUM		As of
		June 30, 2017	March 31, 2017	June 30, 2016
Management Fee-generating Assets Under Management:		(in millions)
Closed-end funds:
Senior Loans		$7,943	$7,721	$6,909
Other closed-end funds		32,048	32,340	35,096
Open-end funds		35,429	34,930	33,597
Evergreen funds		4,387	4,338	3,914
Total		$79,807	$79,329	$79,516

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Change in Management Fee-generating Assets Under Management:	(in millions)

Beginning balance	$79,329	$79,908	$79,516	$78,596
Closed-end funds:
Capital commitments to funds that pay fees based on committed capital/other (1).	26	326	1,156	7,645
Capital drawn by funds that pay fees based on drawn capital, NAV or cost basis	449	380	1,585	1,289
Change attributable to funds in liquidation (2).	(893)	(1,462)	(4,166)	(3,040)
Change in uncalled capital commitments for funds entering or in liquidation that pay fees based on committed capital (3)	—	13	(894)	75
Distributions by funds that pay fees based on NAV/other (4).	(258)	(101)	(845)	(350)
Foreign-currency translation	402	(181)	194	(66)
Change in market value (5).	34	122	342	(82)
Change in applicable leverage	170	(232)	614	318
Open-end funds:
Contributions	1,329	1,005	6,866	3,446
Redemptions	(1,863)	(1,231)	(8,855)	(7,644)
Foreign-currency translation	354	(126)	235	(16)
Change in market value	679	1,010	3,586	(920)
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	118	90	283	786
Redemptions or distributions	(179)	(209)	(445)	(404)
Change in market value	110	204	635	(117)
Ending balance	$79,807	$79,516	$79,807	$79,516

(1)	These amounts represent capital commitments to funds that pay fees based on committed capital, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent the change for funds that pay fees based on the lesser of funded capital or cost basis during the liquidation period, as well as recallable distributions at the end of the investment period. For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which typically declines as the fund sells assets.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
These amounts represent distributions by funds that pay fees based on NAV, as well as reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs.

(5)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

	As of
	June 30, 2017	March 31, 2017	June 30, 2016
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:	(in millions)
Assets under management	$99,260	$100,313	$98,124
Difference between assets under management and committed capital or the lesser of funded capital or cost basis for applicable closed-end funds (1).	(2,585)	(3,773)	(2,392)
Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods	(9,560)	(10,542)	(9,278)
Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis	(3,242)	(2,593)	(3,828)
Oaktree’s general partner investments in management fee-generating funds	(1,948)	(1,928)	(1,745)
Funds that are no longer paying management fees and co-investments that pay no management fees (2)	(2,118)	(2,148)	(1,365)
Management fee-generating assets under management	$79,807	$79,329	$79,516

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.

(2)	This includes certain accounts that pay fees intended to offset Oaktree’s costs related to the accounts.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below.

	As of
Weighted Average Annual Management Fee Rates:	June 30, 2017	March 31, 2017	June 30, 2016
Closed-end funds:
Senior Loans	0.50%	0.50%	0.50%
Other closed-end funds	1.49	1.50	1.51
Open-end funds	0.46	0.45	0.46
Evergreen funds	1.21	1.22	1.22
Overall	0.92	0.92	0.97

Incentive-creating AUM

	As of
	June 30, 2017	March 31, 2017	June 30, 2016
Incentive-creating Assets Under Management:	(in millions)
Closed-end funds	$27,450	$28,943	$28,462
Evergreen funds	3,376	3,394	1,910
Total	$30,826	$32,337	$30,372
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2017	2016	2017	2016
Accrued Incentives (Fund Level):	(in thousands)
Beginning balance	$2,068,422	$1,442,359	$2,014,097	$1,585,217
Incentives created (fund level):
Closed-end funds	159,207	166,850	349,228	120,005
Evergreen funds	9,395	4,292	20,892	4,867
Total incentives created (fund level)	168,602	171,142	370,120	124,872
Less: incentive income recognized by us	(457,446)	(87,647)	(604,639)	(184,235)
Ending balance	$1,779,578	$1,525,854	$1,779,578	$1,525,854
Accrued incentives (fund level), net of associated incentive income compensation expense	$866,650	$771,253	$866,650	$771,253

Non-GAAP Results
Our business is comprised of one segment, our investment management business, which consists of the investment management services that we provide to our clients. Management makes operating decisions and assesses the performance of our business based on financial data that are presented without the consolidation of our funds. The data most important to management in assessing our performance are adjusted net income, adjusted net income-OCG, distributable earnings, distributable earnings-OCG, fee-related earnings and fee-related earnings-OCG. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A.
Adjusted Net Income
Beginning with the second quarter of 2017, the definition of adjusted net income was modified with respect to third-party placement costs associated with closed-end funds and liability-classified EVUs to conform to the GAAP treatment. Under GAAP, placement costs are expensed as incurred and liability-classified EVUs are remeasured as of each reporting date. Previously for adjusted net income, placement costs were capitalized and amortized in proportion to the associated management fee stream, and liability-classified EVUs were treated as equity-classified awards. All prior periods have been recast for these changes.
The following schedules set forth the components of adjusted net income and adjusted net income-OCG, as well as per unit data:
Adjusted Revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Revenues:
Management fees	$186,314	$197,450	$371,879	$398,720
Incentive income	457,446	87,647	604,639	184,235
Investment income	60,602	47,725	119,031	62,802
Total adjusted revenues	$704,362	$332,822	$1,095,549	$645,757

Management Fees	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Management fees:
Closed-end funds	$131,895	$145,953	$263,603	$294,204
Open-end funds	40,481	38,776	80,625	77,189
Evergreen funds	13,938	12,721	27,651	27,327
Total management fees	$186,314	$197,450	$371,879	$398,720

Investment Income	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Income (loss) from investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$8,921	$12,637	$17,833	$(906)
Convertible Securities	418	48	863	(896)
Distressed Debt	11,809	10,276	31,650	19,167
Control Investing	7,648	1,280	11,070	(167)
Real Estate	4,508	1,457	8,456	4,562
Listed Equities	6,739	2,270	10,426	5,758
Non-Oaktree funds	1,730	3,075	4,010	3,495
Income from investments in companies	18,829	16,682	34,723	31,789
Total investment income	$60,602	$47,725	$119,031	$62,802

Adjusted Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Expenses:
Compensation and benefits	$(99,270)	$(99,173)	$(201,406)	$(203,443)
Equity-based compensation	(13,759)	(11,905)	(26,280)	(22,555)
Incentive income compensation	(269,974)	(35,407)	(343,118)	(85,156)
General and administrative	(32,439)	(31,810)	(64,908)	(69,995)
Depreciation and amortization	(2,004)	(3,048)	(4,827)	(6,208)
Total adjusted expenses	$(417,446)	$(181,343)	$(640,539)	$(387,357)

Adjusted Interest and Other Income (Expense), Net

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Interest expense, net of interest income (1)	$(6,544)	$(7,977)	$(13,515)	$(16,659)
Other income (expense), net	1,282	(1,527)	1,323	(1,392)

(1)
Interest income was $2.3 million and $4.0 million for the three and six months ended June 30, 2017, respectively, and $1.6 million and $2.9 million for the three and six months ended June 30, 2016, respectively.

Adjusted Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands, except per unit data)
Adjusted net income	$281,654	$141,975	$442,818	$240,349
Adjusted net income attributable to OCGH non-controlling interest	(165,706)	(84,640)	(261,200)	(143,427)
Non-Operating Group expenses	(255)	(201)	(487)	(465)
Adjusted net income-OCG before income taxes	115,693	57,134	181,131	96,457
Income taxes-OCG	(4,587)	(7,723)	(16,284)	(19,562)
Adjusted net income-OCG	$111,106	$49,411	$164,847	$76,895
Adjusted net income per Class A unit	$1.73	$0.79	$2.59	$1.24
Weighted average number of Class A units outstanding	64,193	62,617	63,611	62,256

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Distributable Earnings:	(in thousands, except per unit data)

Adjusted net income	$281,654	$141,975	$442,818	$240,349
Investment income	(60,602)	(47,725)	(119,031)	(62,802)
Receipts of investment income from funds (1)	37,250	10,694	66,345	23,617
Receipts of investment income from companies	12,050	10,869	25,759	24,427
Equity-based compensation	13,759	11,905	26,280	22,555
Operating Group income taxes	(1,621)	(1,422)	(2,642)	(2,829)
Distributable earnings	$282,490	$126,296	$439,529	$245,317

Distribution Calculation:
Operating Group distribution with respect to the period	$240,651	$108,460	$373,246	$217,005
Distribution per Operating Group unit	$1.54	$0.70	$2.39	$1.40
Adjustments per Class A unit:
Distributable earnings-OCG income tax expense	(0.14)	(0.03)	(0.19)	(0.09)
Tax receivable agreement	(0.08)	(0.08)	(0.16)	(0.16)
Non-Operating Group expenses	(0.01)	(0.01)	(0.02)	(0.02)
Distribution per Class A unit (2).	$1.31	$0.58	$2.02	$1.13

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO to align with the timing of expected cash flows.

(2)	With respect to the quarter ended June 30, 2017, a distribution was announced on July 27, 2017 and is payable on August 11, 2017.

Units Outstanding

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Weighted Average Units:
OCGH	91,740	92,440	91,692	92,177
Class A	64,193	62,617	63,611	62,256
Total	155,933	155,057	155,303	154,433
Units Eligible for Fiscal Period Distribution:
OCGH	92,050	92,340
Class A	64,217	62,603
Total	156,267	154,943

GAAP Statement of Financial Condition (Unaudited)

	As of June 30, 2017
	Oaktree and Operating Subsidiaries	Consolidated Funds	Eliminations	Consolidated
	(in thousands)
Assets:
Cash and cash-equivalents	$600,104	$—	$—	$600,104
U.S. Treasury and time deposit securities	555,008	—	—	555,008
Corporate investments	1,562,997	—	(546,919)	1,016,078
Deferred tax assets	405,030	—	—	405,030
Receivables and other assets	376,198	—	(3,406)	372,792
Assets of consolidated funds	—	5,565,389	—	5,565,389
Total assets	$3,499,337	$5,565,389	$(550,325)	$8,514,401
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$340,339	$—	$2,977	$343,316
Due to affiliates	341,741	—	—	341,741
Debt obligations	746,336	—	—	746,336
Liabilities of consolidated funds	—	4,502,967	(17,038)	4,485,929
Total liabilities	1,428,416	4,502,967	(14,061)	5,917,322
Non-controlling redeemable interests in consolidated funds	—	—	497,406	497,406
Capital:
Unitholders’ capital attributable to OCG	904,133	1,062,422	(1,062,422)	904,133
Non-controlling interest in consolidated subsidiaries	1,166,788	—	—	1,166,788
Non-controlling interest in consolidated funds	—	—	28,752	28,752
Total capital	2,070,921	1,062,422	(1,033,670)	2,099,673
Total liabilities and capital	$3,499,337	$5,565,389	$(550,325)	$8,514,401
Corporate Investments

	As of
	June 30, 2017	March 31, 2017	June 30, 2016
Investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$518,813	$493,478	$417,883
Convertible Securities	27,599	27,180	1,627
Distressed Debt	396,077	404,317	380,324
Control Investing	236,099	258,064	251,612
Real Estate	135,751	140,569	113,406
Listed Equities	132,113	122,572	116,954
Non-Oaktree funds	72,326	70,983	70,551
Investments in companies	25,188	29,962	19,621
Total corporate investments	1,543,966	1,547,125	1,371,978
Adjustments (1)	19,031	3,802	(12,711)
Total corporate investments – Oaktree and operating subsidiaries	1,562,997	1,550,927	1,359,267
Eliminations	(546,919)	(493,433)	(323,029)
Total corporate investments – Consolidated	$1,016,078	$1,057,494	$1,036,238

(1)	This adjusts CLO investments carried at amortized cost to fair value for GAAP reporting.

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of June 30, 2017
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Incentive Income Recog- nized (Non-GAAP)	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund Xb (7)	TBD	—	$8,872	—%	—%	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Oaktree Opportunities Fund X (7)	Jan. 2016	Jan. 2019	3,603	68	34	514	79	1,673	3,375	—	100	1,273	48.8%	29.3%	1.6x
Oaktree Opportunities Fund IX	Jan. 2014	Jan. 2017	5,066	nm	100	330	763	4,633	4,597	—	—	5,695	4.7	2.0	1.1
Oaktree Opportunities Fund VIIIb	Aug. 2011	Aug. 2014	2,692	nm	100	613	1,559	1,746	1,924	52	—	2,216	7.6	4.7	1.3
Special Account B	Nov. 2009	Nov. 2012	1,031	nm	100	570	1,321	354	343	16	—	274	13.5	11.1	1.6
Oaktree Opportunities Fund VIII	Oct. 2009	Oct. 2012	4,507	nm	100	2,376	5,412	1,472	1,344	165	297	932	12.8	8.9	1.6
Special Account A	Nov. 2008	Oct. 2012	253	nm	100	307	493	67	52	50	10	—	28.1	22.8	2.3
OCM Opportunities Fund VIIb	May 2008	May 2011	10,940	nm	90	8,931	17,743	1,032	881	1,534	201	—	21.9	16.6	2.0
OCM Opportunities Fund VII	Mar. 2007	Mar. 2010	3,598	nm	100	1,471	4,742	327	591	85	—	473	10.3	7.5	1.5
Legacy funds (8).	Various	Various	12,495	nm	100	10,454	22,912	37	—	1,555	8	—	23.6	18.5	1.9
													22.0%	16.2%
Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VII (9)(10)	Jan. 2016	Jan. 2020	$2,921	50%	10%	$59	$132	$219	$2,512	$—	$11	$173	nm	nm	1.5x
Oaktree Real Estate Opportunities Fund VI	Aug. 2012	Aug. 2016	2,677	nm	100	1,175	1,342	2,510	1,925	22	205	2,053	16.1%	10.7%	1.5
Oaktree Real Estate Opportunities Fund V	Mar. 2011	Mar. 2015	1,283	nm	100	974	1,765	492	262	73	113	13	17.6	13.0	1.8
Special Account D	Nov. 2009	Nov. 2012	256	nm	100	200	342	122	59	4	16	48	15.0	13.0	1.8
Oaktree Real Estate Opportunities Fund IV	Dec. 2007	Dec. 2011	450	nm	100	395	753	92	64	57	18	—	16.0	10.9	2.0
Legacy funds (8).	Various	Various	2,341	nm	99	2,011	4,316	12	—	231	2	—	15.2	11.9	1.9
													15.5%	11.9%
Real Estate Debt
Oaktree Real Estate Debt Fund II (9)(11)	Mar. 2017	Mar. 2020	$773	41%	5%	$—	$—	$36	$309	$—	$—	$37	nm	nm	1.1x
Oaktree Real Estate Debt Fund	Sep. 2013	Oct. 2016	1,112	nm	59	135	479	308	594	6	14	203	26.7%	20.2%	1.3
Oaktree PPIP Fund (12) .	Dec. 2009	Dec. 2012	2,322	nm	48	457	1,570	—	—	47	—	—	28.2	n/a	1.4

Real Estate Value-Add
Special Account G (9)(11)	Oct. 2016	Oct. 2020	$615	40%	40%	$8	$19	$232	$237	$—	$—	$235	nm	nm	1.1x

European Principal (13)
Oaktree European Principal Fund IV (7)(9)(14)	TBD	—	€1,112	21%	3%	€(9)	€—	€22	€307	€—	€—	€32	nm	nm	1.0x
Oaktree European Principal Fund III	Nov. 2011	Nov. 2016	€3,164	nm	85	€1,915	€798	€3,866	€2,682	€—	€372	€2,805	19.6%	13.2%	1.8
OCM European Principal Opportunities Fund II	Dec. 2007	Dec. 2012	€1,759	nm	100	€442	€1,867	€307	€794	€29	€—	€688	8.8	4.8	1.4
OCM European Principal Opportunities Fund	Mar. 2006	Mar. 2009	$495	nm	96	$454	$927	$—	$—	$87	$—	$—	11.7	8.9	2.1
													13.6%	9.1%

			As of June 30, 2017
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Incentive Income Recog- nized (Non-GAAP)	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)
European Private Debt (13)
Oaktree European Capital Solutions Fund (7)(11)	Dec. 2015	Dec. 2018	€703	41%	32%	€7	€89	€134	€160	€—	€—	€136	8.7%	5.6%	1.1x
Oaktree European Dislocation Fund	Oct. 2013	Oct. 2016	€294	nm	57	€37	€161	€58	€73	€2	€4	€38	21.5	15.3	1.2
Special Account E	Oct. 2013	Apr. 2015	€379	nm	69	€60	€253	€68	€78	€4	€5	€47	14.4	11.1	1.3
													15.3%	11.2%
Special Situations (15)
Oaktree Special Situations Fund (7)	Nov. 2015	Nov. 2018	$1,377	75%	38%	$133	$99	$551	$1,244	$—	$26	$446	52.7%	28.4%	1.4x
Other funds:
Oaktree Principal Fund V	Feb. 2009	Feb. 2015	$2,827	nm	91%	$431	$1,592	$1,425	$1,689	$50	$—	$2,103	7.5%	3.3%	1.3x
Special Account C	Dec. 2008	Feb. 2014	505	nm	91	206	405	261	286	21	—	266	11.1	7.8	1.6
OCM Principal Opportunities Fund IV	Oct. 2006	Oct. 2011	3,328	nm	100	3,183	5,888	623	538	450	171	—	12.8	9.4	2.1
Legacy funds (8).	Various	Various	3,701	nm	100	2,717	6,397	21	—	236	4	—	14.4	11.1	1.8
													13.2%	9.5%
Power Opportunities
Oaktree Power Opportunities Fund IV	Nov. 2015	Nov. 2020	$1,106	53%	45%	$14	$1	$514	$1,078	$—	$—	$534	12.2%	3.3%	1.1x
Oaktree Power Opportunities Fund III	Apr. 2010	Apr. 2015	1,062	nm	66	410	581	527	418	24	55	317	21.5	13.3	1.7
OCM/GFI Power Opportunities Fund II	Nov. 2004	Nov. 2009	1,021	nm	53	1,439	1,982	—	—	100	—	—	76.1	58.8	3.8
OCM/GFI Power Opportunities Fund	Nov. 1999	Nov. 2004	449	nm	85	251	634	—	—	23	—	—	20.1	13.1	1.8
													34.6%	26.3%
Infrastructure Investing
Highstar Capital IV (16).	Nov. 2010	Nov. 2016	$2,000	nm	100%	$455	$476	$2,150	$1,372	$—	$4	$2,214	14.1%	8.3%	1.4x

U.S. Private Debt (17)
Oaktree Mezzanine Fund IV (11)	Oct. 2014	Oct. 2019	$852	58%	53%	$56	$68	$442	$420	$—	$8	$430	12.2%	8.6%	1.1x
Oaktree Mezzanine Fund III (18).	Dec. 2009	Dec. 2014	1,592	nm	89	414	1,502	335	339	15	23	302	15.0	10.4 / 8.4	1.4
OCM Mezzanine Fund II	Jun. 2005	Jun. 2010	1,251	nm	88	498	1,504	101	—	—	—	160	11.0	7.5	1.6
OCM Mezzanine Fund (19).	Oct. 2001	Oct. 2006	808	nm	96	302	1,075	—	—	38	—	—	15.4	10.8 / 10.5	1.5
													13.1%	8.7%
Emerging Markets Opportunities
Oaktree Emerging Market Opportunities Fund (20)	Sep. 2013	Sep. 2017	$384	75%	75%	$83	$1	$371	$222	$—	$15	$343	15.1%	9.7%	1.3x
Special Account F	Jan. 2014	Jan. 2018	253	96	96	56	105	193	191	—	11	172	14.5	10.1	1.3
									31,535	(13)	1,747	(13)	14.8%	9.9%
							Other (21)		7,993		7
							Total (22)		$39,528		$1,754

(1)
For our incentive-creating closed-end funds in their investment periods, this percentage equals invested capital divided by committed capital. Invested capital for this purpose is the sum of capital drawn from fund investors plus net borrowings, if any, outstanding, under a fund-level credit facility where such borrowings were made in lieu of drawing capital from fund investors.

(2)
Represents capital drawn from fund investors, net of distributions to such investors of uninvested capital, divided by committed capital. The aggregate change in drawn capital for the three months ended June 30, 2017 was $1.2 billion.

(3)	Accrued incentives (fund level) exclude non-GAAP incentive income previously recognized.

(4)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(5)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(6)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(7)
Fund data include the performance of the main fund and any associated fund-of-one accounts, except the gross and net IRRs presented reflect only the performance of the main fund. Certain fund-of-one accounts pay management fees based on cost basis, rather than committed capital.

(8)
Legacy funds represent certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(9)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through June 30, 2017 was less than 18 months.

(10)	A portion of this fund pays management fees based on drawn, rather than committed, capital.

(11)
Management fees during the investment period are calculated on drawn capital or cost basis, rather than committed capital. As a result, as of June 30, 2017 management fee-generating AUM included only that portion of committed capital that had been drawn.

(12)
Due to differences in the allocation of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, whose gross and net IRR were 24.7% and 18.6%, respectively.

(13)	Aggregate IRRs or totals are based on the conversion of cash flows or amounts, respectively, from euros to USD using the June 30, 2017 spot rate of $1.14.

(14)
Management fees are based on aggregate contributed capital for the period from the initial investment date until the investment period start date, which includes indebtedness incurred in lieu of drawn capital.

(15)
Effective November 2016, the Global Principal strategy was renamed Special Situations. The aggregate gross and net IRRs presented for this strategy exclude the performance of Oaktree Special Situations Fund.

(16)
The fund follows the American-style distribution waterfall, whereby the general partner may receive an incentive allocation as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal-by-deal basis). However, such cash distributions of incentives may be subject to repayment, or clawback. As of June 30, 2017, Oaktree had not recognized any incentive income from this fund. The accrued incentives (fund level) amount shown for this fund represents Oaktree’s effective 8% of the potential incentives generated by this fund in accordance with the terms of the Highstar acquisition.

(17)	Effective April 2017, the Mezzanine Finance strategy was renamed U.S. Private Debt, and includes our Mezzanine Finance and Direct Lending funds.

(18)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 8.4%. The combined net IRR for Class A and Class B interests was 9.5%.

(19)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.5%. The combined net IRR for the Class A and Class B interests was 10.6%.

(20)
In the third quarter of 2016, the investment period for Oaktree Emerging Market Opportunities Fund was extended for a one year period until September 2017. However, management fees stepped down to the post-investment period basis effective October 1, 2016.

(21)	This includes our closed-end Senior Loan funds, CLOs, a non-Oaktree fund and certain separate accounts and co-investments.

(22)
The total excludes two closed-end funds with management fee-generating AUM aggregating $463 million as of June 30, 2017, which has been included as part of the Strategic Credit strategy within the evergreen funds table.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of June 30, 2017	Twelve Months Ended June 30, 2017			Since Inception through June 30, 2017
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	1986	$17,172	10.4%	9.9%	12.0%	9.3%	8.8%	8.4%	0.81	0.57
Global High Yield Bonds	2010	4,501	12.0	11.5	12.6	7.6	7.1	7.2	1.18	1.14
European High Yield Bonds	1999	1,073	11.0	10.4	11.9	8.2	7.6	6.4	0.72	0.46
U.S. Convertibles	1987	2,935	11.8	11.2	16.8	9.3	8.8	8.2	0.49	0.37
Non-U.S. Convertibles	1994	1,443	10.2	9.6	6.9	8.4	7.8	5.6	0.79	0.41
High Income Convertibles	1989	975	11.6	10.7	12.3	11.4	10.5	8.2	1.07	0.61
U.S. Senior Loans	2008	1,764	8.6	8.0	7.5	6.1	5.6	5.3	1.11	0.66
European Senior Loans	2009	1,718	6.0	5.4	6.3	8.2	7.6	8.8	1.72	1.72
Emerging Markets Equities	2011	3,575	30.4	29.4	23.7	1.3	0.5	0.3	0.06	0.01
Other		273
Total		$35,429

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.

Evergreen Funds

		As of June 30, 2017				Twelve Months Ended June 30, 2017		Since Inception through June 30, 2017
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception					Rates of Return (1)		Annualized Rates of Return (1)
						Gross	Net	Gross	Net
		(in millions)

Strategic Credit (2).	2012	$3,050	$2,562	$10		16.2%	12.8%	9.0%	6.5%
Value Opportunities	2007	1,126	1,059	—	(3)	14.3	12.6	9.3	5.5
Emerging Markets Debt Total Return (4)	2015	423	378	1		21.4	16.8	16.0	12.5
Value Equities (5)	2012	404	379	5		44.0	36.6	20.2	14.7
			4,378	16
Other (6)			472	6
Restructured funds			—	4
Total (2)			$4,850	$26

(1)	Returns represent time-weighted rates of return.

(2)	Includes two closed-end funds with an aggregate $439 million and $463 million of AUM and management fee-generating AUM, respectively.

(3)	As of June 30, 2017, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $37 million for Value Opportunities.

(4)	The rates of return reflect the performance of a composite of accounts, including a single account with a December 2014 inception date.

(5)	Includes performance of a proprietary fund with an initial capital commitment of $25 million since its inception in May 2012.

(6)	Includes the Emerging Markets Absolute Return strategy and certain evergreen separate accounts in the Real Estate Debt and Emerging Markets Opportunities strategies.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of accrued incentives recognized as revenue by us as incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among many factors.
Adjusted net income (“ANI”) is a measure of profitability for our investment management business. The components of revenues (“adjusted revenues”) and expenses (“adjusted expenses”) used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Adjusted revenues include investment income (loss) that is classified in other income (loss) in the GAAP statements of operations. Adjusted revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are classified for ANI as expenses and under GAAP as other income. In addition, ANI excludes the effect of (a) non-cash equity-based compensation expense related to unit grants made before our initial public offering, (b) acquisition-related items, including amortization of intangibles and changes in the contingent consideration liability, (c) income taxes, (d) other income or expenses applicable to OCG or its Intermediate Holding Companies, and (e) the adjustment for non-controlling interests. Moreover, gains and losses resulting from foreign-currency transactions and hedging activities under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, but for ANI unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Additionally, for ANI, foreign-currency transaction gains and losses are included in other income (expense), net. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. CLO investments are carried at fair value for GAAP reporting, whereas for ANI they are carried at amortized cost, subject to any impairment charges. Investment income on CLO investments is recognized in ANI when cash distributions are received. Cash distributions are allocated between income and return of capital based on the effective yield method. ANI is calculated at the Operating Group level.
Beginning with the second quarter of 2017, the definition of ANI was modified with respect to third-party placement costs associated with closed-end funds and liability-classified EVUs to conform to the GAAP treatment. Under GAAP, placement costs are expensed as incurred and liability-classified EVUs are remeasured as of each reporting date. Previously for ANI, placement costs were capitalized and amortized in proportion to the associated management fee stream, and liability-classified EVUs were treated as equity-classified awards. All prior periods have been recast for these changes.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings and investment income arising from our one-fifth ownership stake in DoubleLine generally have been subject to corporate-level taxation, and most of our incentive income and other investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings and DoubleLine-related investment income represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments and the aggregate par value of collateral assets and principal cash held by our CLOs. Our AUM includes amounts for which we charge no management fees.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and reflects the beginning AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital, drawn capital or cost basis during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund. The annual management fee rate generally remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, and our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash held by them, as defined in the applicable CLO indentures. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis;

◦	Oaktree’s general partner investments in management fee-generating funds; and

◦	Funds that are no longer paying management fees and co-investments that pay no management fees.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Consolidated funds refers to the funds and CLOs that Oaktree is required to consolidate as of the respective reporting date.
Distributable earnings is a non-GAAP performance measure derived from our non-GAAP results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO, in order to align with the timing of expected cash flows. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation expense.

Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings, including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP performance measure that we use to evaluate the financial performance of our business by applying the “Method 2,” instead of the “Method 1,” revenue recognition approach to accounting for incentive income. ANI follows Method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of Method 1. The Method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the Method 2, instead of the Method 1, approach to accounting for incentive income, and reflects the adjustments described above and under the definition of ANI.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Equity value units (“EVUs”) represent special limited partnership units in Oaktree Capital Group Holdings, L.P. (“OCGH”) that entitle the holder the right to receive a one-time special distribution that will be settled in OCGH units based on value created during a specified period (“Term”) in excess of a fixed “Base Value.” The Base Value will be reduced by certain distributions and profit sharing payments received by the holder and the full value of certain OCGH units granted. The value created will be measured on a per unit basis, based on Class A unit trading prices and certain components of quarterly distributions with respect to the period during the Term. EVUs also give the holder the right, subject to service vesting and Oaktree performance relative to the accreting Base Value, to receive certain quarterly distributions from OCGH. EVUs do not entitle the holder to any voting rights.
Fee-related earnings (“FRE”) is a non-GAAP performance measure that we use to monitor the baseline earnings of our business. FRE is derived from our non-GAAP results and is comprised of management fees (“fee-related earnings revenues”) less operating expenses other than incentive income compensation expense and non-cash equity-based compensation expense. FRE is considered baseline because it excludes all non-management fee revenue sources (such as earnings from our minority equity interest in DoubleLine) and applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though those expenses also support the generation of incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP performance measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.

Invested capital reflects deployed capital, whether involving drawn or recycled equity capital, or borrowings from fund-level credit facilities.  This metric is used in connection with incentive-creating closed-end funds and certain evergreen funds.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities in which we have a minority economic interest and indirect control that either (i) act as or control the general partners and investment advisers of our funds or (ii) hold interests in other entities or investments generating income for us.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% BofA Merrill Lynch High Yield Master II Constrained Index and 40% BofA Merrill Lynch Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the BofA Merrill Lynch Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004, and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•
our non-U.S. Convertible Securities strategy, to an Oaktree custom non-U.S. convertible index that represents the JACI Global ex-U.S. (Local) Index from inception through December 31, 2014 and the Thomson Reuters Global Focus ex-U.S. (USD hedged) Index thereafter;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equities strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, net income, net income per Class A unit or other financial measures presented in accordance with GAAP.
Reconciliation of GAAP to Non-GAAP Results
The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income, fee-related earnings and distributable earnings.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$117,324	$49,047	$172,239	$77,125
Incentive income (1)	3,418	(54)	41,954	39,888
Incentive income compensation (1)	(3,418)	54	(41,954)	(39,888)
Investment income (2)	(18,275)	(3,149)	(22,647)	(13,578)
Equity-based compensation (3)	989	2,821	3,421	6,066
Foreign-currency hedging (4)	1,869	3,665	(127)	9,531
Acquisition-related items (5)	861	(1,889)	2,463	(1,498)
Income taxes (6)	5,541	8,571	17,843	21,251
Non-Operating Group expenses (7)	255	201	487	465
Non-controlling interests (7)	173,090	82,708	269,139	140,987
Adjusted net income	281,654	141,975	442,818	240,349
Incentive income	(457,446)	(87,647)	(604,639)	(184,235)
Incentive income compensation	269,974	35,407	343,118	85,156
Investment income	(60,602)	(47,725)	(119,031)	(62,802)
Equity-based compensation (8)	13,759	11,905	26,280	22,555
Interest expense, net of interest income	6,544	7,977	13,515	16,659
Other (income) expense, net	(1,282)	1,527	(1,323)	1,392
Fee-related earnings	52,601	63,419	100,738	119,074
Incentive income	457,446	87,647	604,639	184,235
Incentive income compensation	(269,974)	(35,407)	(343,118)	(85,156)
Receipts of investment income from funds (9)	37,250	10,694	66,345	23,617
Receipts of investment income from companies	12,050	10,869	25,759	24,427
Interest expense, net of interest income	(6,544)	(7,977)	(13,515)	(16,659)
Other (income) expense, net	1,282	(1,527)	1,323	(1,392)
Operating Group income taxes	(1,621)	(1,422)	(2,642)	(2,829)
Distributable earnings	$282,490	$126,296	$439,529	$245,317

(1)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(2)
This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs which under GAAP are marked-to-market but for ANI are accounted for at amortized cost, subject to impairment.

(3)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income and net income attributable to OCG.

(5)
This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability, which are excluded from adjusted net income.

(6)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

(8)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations.

(9)
This adjustment reflects the portion of distributions received from funds characterized as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG, fee-related earnings-OCG and distributable earnings-OCG.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$117,324	$49,047	$172,239	$77,125
Incentive income attributable to OCG (1)	1,407	(22)	17,109	16,051
Incentive income compensation attributable to OCG (1)	(1,407)	22	(17,109)	(16,051)
Investment income attributable to OCG (2)	(7,523)	(1,271)	(9,304)	(5,468)
Equity-based compensation attributable to OCG (3)	407	1,138	1,398	2,445
Foreign-currency hedging attributable to OCG (4)	770	1,481	(43)	3,840
Acquisition-related items attributable to OCG (5)	354	(763)	1,006	(605)
Non-controlling interests attributable to OCG (5)	(226)	(221)	(449)	(442)
Adjusted net income-OCG (6)	111,106	49,411	164,847	76,895
Incentive income attributable to OCG	(188,317)	(35,395)	(248,294)	(74,263)
Incentive income compensation attributable to OCG	111,140	14,298	140,944	34,318
Investment income attributable to OCG	(24,948)	(19,274)	(48,757)	(25,341)
Equity-based compensation attributable to OCG (7)	5,665	4,808	10,769	9,093
Interest expense, net of interest income attributable to OCG	2,577	3,181	5,345	6,644
Other (income) expense attributable to OCG	(528)	616	(544)	562
Non-fee-related earnings income taxes attributable to OCG (8)	2,918	5,683	13,095	15,781
Fee-related earnings-OCG (6)	19,613	23,328	37,405	43,689
Incentive income attributable to OCG	188,317	35,395	248,294	74,263
Incentive income compensation attributable to OCG	(111,140)	(14,298)	(140,944)	(34,318)
Receipts of investment income from funds attributable to OCG	15,334	4,319	27,190	9,519
Receipts of investment income from companies attributable to OCG	4,961	4,389	10,547	9,845
Interest expense, net of interest income attributable to OCG	(2,577)	(3,181)	(5,345)	(6,644)
Other (income) expense attributable to OCG	528	(616)	544	(562)
Non-fee-related earnings income taxes attributable to OCG (8)	(2,918)	(5,683)	(13,095)	(15,781)
Distributable earnings-OCG income taxes	(7,223)	(1,303)	(11,335)	(4,683)
Tax receivable agreement	(5,415)	(5,106)	(10,778)	(10,212)
Income taxes of Intermediate Holding Companies	3,920	7,149	15,201	18,422
Distributable earnings-OCG (6)	$103,400	$44,393	$157,684	$83,538

(1)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income-OCG and net income attributable to OCG.

(2)
This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs which under GAAP are marked-to-market but for ANI are accounted for at amortized cost, subject to impairment.

(3)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income-OCG and net income attributable to OCG.

(5)
This adjustment adds back the effect of (a) acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability and (b) non-controlling interests, which are both excluded from ANI.

(6)
Adjusted net income-OCG, fee-related earnings-OCG and distributable earnings-OCG are calculated to evaluate the portion of adjusted net income, fee-related earnings and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. Reconciliations of fee-related earnings to fee-related earnings-OCG and distributable earnings to distributable earnings-OCG are presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands, except per unit data)
Fee-related earnings	$52,601	$63,419	$100,738	$119,074
Fee-related earnings attributable to OCGH non-controlling interest	(30,947)	(37,810)	(59,467)	(71,068)
Non-Operating Group expenses	(372)	(241)	(677)	(536)
Fee-related earnings-OCG income taxes	(1,669)	(2,040)	(3,189)	(3,781)
Fee-related earnings-OCG	$19,613	$23,328	$37,405	$43,689
Fee-related earnings per Class A unit	$0.31	$0.37	$0.59	$0.70
Weighted average number of Class A units outstanding	64,193	62,617	63,611	62,256

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands, except per unit data)
Distributable earnings	$282,490	$126,296	$439,529	$245,317
Distributable earnings attributable to OCGH non-controlling interest	(166,197)	(75,293)	(259,245)	(146,419)
Non-Operating Group expenses	(255)	(201)	(487)	(465)
Distributable earnings-OCG income taxes	(7,223)	(1,303)	(11,335)	(4,683)
Tax receivable agreement	(5,415)	(5,106)	(10,778)	(10,212)
Distributable earnings-OCG	$103,400	$44,393	$157,684	$83,538
Distributable earnings per Class A unit	$1.61	$0.71	$2.48	$1.34
Weighted average number of Class A units outstanding	64,193	62,617	63,611	62,256

(7)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG, because it is non-cash in nature and does not impact our ability to fund our operations.

(8)
This adjustment adds back income taxes associated with incentive income, incentive income compensation expense or investment income or loss, which are not included in the calculation of fee-related earnings-OCG.

The following table reconciles GAAP revenues to adjusted revenues, fee-related earnings revenues and distributable earnings revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
GAAP revenues	$634,055	$282,716	$923,640	$537,206
Consolidated funds (1)	36,058	12,309	53,045	11,794
Incentive income (2)	3,418	(54)	41,954	39,888
Investment income (3)	30,831	37,851	76,910	56,869
Adjusted revenues	704,362	332,822	1,095,549	645,757
Incentive income	(457,446)	(87,647)	(604,639)	(184,235)
Investment income	(60,602)	(47,725)	(119,031)	(62,802)
Fee-related earnings revenues	186,314	197,450	371,879	398,720
Incentive income	457,446	87,647	604,639	184,235
Receipts of investment income from funds	37,250	10,694	66,345	23,617
Receipts of investment income from companies	12,050	10,869	25,759	24,427
Distributable earnings revenues	$693,060	$306,660	$1,068,622	$630,999

(1)
This adjustment adds back the amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, and the elimination of non-controlling interests from adjusted revenues.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between adjusted revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between adjusted revenues and GAAP revenues.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income and economic net income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$117,324	$49,047	$172,239	$77,125
Reconciling adjustments (1)	164,330	92,928	270,579	163,224
Adjusted net income	281,654	141,975	442,818	240,349
Change in accrued incentives (fund level), net of associated incentive income compensation (2).	(102,379)	23,542	(79,892)	(40,287)
Economic net income (3)	$179,275	$165,517	$362,926	$200,062

(1)	Please refer to the table on page 26 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)	Please see Glossary for the definition of economic net income.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG and economic net income-OCG.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$117,324	$49,047	$172,239	$77,125
Reconciling adjustments (1)	(6,218)	364	(7,392)	(230)
Adjusted net income-OCG (2)	111,106	49,411	164,847	76,895
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	(42,147)	9,507	(32,983)	(16,179)
Economic net income-OCG income taxes	(6,191)	(7,032)	(16,733)	(15,542)
Income taxes-OCG	4,587	7,723	16,284	19,562
Economic net income-OCG (2)	$67,355	$59,609	$131,415	$64,736

(1)	Please refer to the table on page 27 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG.

(2)
Adjusted net income-OCG and economic net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands, except per unit data)		(in thousands, except per unit data)
Economic net income	$179,275	$165,517	$362,926	$200,062
Economic net income attributable to OCGH non-controlling interest	(105,474)	(98,675)	(214,291)	(119,319)
Non-Operating Group expenses	(255)	(201)	(487)	(465)
Economic net income-OCG income taxes	(6,191)	(7,032)	(16,733)	(15,542)
Economic net income-OCG	$67,355	$59,609	$131,415	$64,736
Economic net income per Class A unit	$1.05	$0.95	$2.07	$1.04
Weighted average number of Class A units outstanding	64,193	62,617	63,611	62,256
The following table reconciles GAAP revenues to adjusted revenues and economic net income revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
GAAP revenues	$634,055	$282,716	$923,640	$537,206
Consolidated funds (1)	36,058	12,309	53,045	11,794
Incentive income (2)	3,418	(54)	41,954	39,888
Investment income (3)	30,831	37,851	76,910	56,869
Adjusted revenues	704,362	332,822	1,095,549	645,757
Incentives created	168,602	171,142	370,120	124,872
Incentive income	(457,446)	(87,647)	(604,639)	(184,235)
Economic net income revenues	$415,518	$416,317	$861,030	$586,394

(1)
This adjustment adds back the amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, and the elimination of non-controlling interests from adjusted revenues.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between adjusted revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between adjusted revenues and GAAP revenues.

The following tables reconcile GAAP consolidated financial data to non-GAAP data:

	As of or for the Three Months Ended June 30, 2017
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$180,028	$6,286	$186,314
Incentive income (1)	454,027	3,419	457,446
Investment income (1)	49,106	11,496	60,602
Total expenses (2)	(423,426)	5,980	(417,446)
Interest expense, net (3)	(44,251)	37,707	(6,544)
Other income (expense), net (4)	4,898	(3,616)	1,282
Other income of consolidated funds (5)	80,602	(80,602)	—
Income taxes	(5,541)	5,541	—
Net income attributable to non-controlling interests in consolidated funds	(3,861)	3,861	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(174,258)	174,258	—
Net income attributable to Oaktree Capital Group, LLC/Adjusted net income	$117,324	$164,330	$281,654

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) for management fees, reclassifies $1,684 of net gains related to foreign-currency hedging activities from general and administrative expense, (c) for incentive income, includes $3,418 related to timing differences in the recognition of incentive income between net income attributable to OCG and adjusted net income, and (d) for investment income, includes $18,275 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $989 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $3,375, (c) expenses incurred by the Intermediate Holding Companies of $372, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG and adjusted net income of $3,418, (e) acquisition-related items of $861, (f) adjustments of $4,729 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $928 of net gains related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $4,729 that are classified as other income under GAAP and as expenses for ANI, and (b) the reclassification of $1,113 in net gains related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Three Months Ended June 30, 2016
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$195,015	$2,435	$197,450
Incentive income (1)	87,701	(54)	87,647
Investment income (1)	41,000	6,725	47,725
Total expenses (2)	(191,648)	10,305	(181,343)
Interest expense, net (3)	(26,730)	18,753	(7,977)
Other income (expense), net (4)	5,548	(7,075)	(1,527)
Other income of consolidated funds (5)	38,519	(38,519)	—
Income taxes	(8,571)	8,571	—
Net income attributable to non-controlling interests in consolidated funds	(7,319)	7,319	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(84,468)	84,468	—
Net income attributable to Oaktree Capital Group, LLC/Adjusted net income	$49,047	$92,928	$141,975

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) for management fees, reclassifies $27 of net gains related to foreign-currency hedging activities from general and administrative expense, (c) for incentive income, includes $54 related to timing differences in the recognition of incentive income between net income attributable to OCG and adjusted net income, and (d) for investment income, includes $3,149 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $2,821 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $1,635, (c) expenses incurred by the Intermediate Holding Companies of $241, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG and adjusted net income of $54, (e) acquisition-related items of $1,889, (f) adjustments of $5,545 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $5,168 of net losses related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $5,545 that are classified as other income under GAAP and as expenses for ANI, and (b) the reclassification of $1,530 in net losses related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Six Months Ended June 30, 2017
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$360,956	$10,923	$371,879
Incentive income (1)	562,684	41,955	604,639
Investment income (1)	99,557	19,474	119,031
Total expenses (2)	(615,988)	(24,551)	(640,539)
Interest expense, net (3)	(93,021)	79,506	(13,515)
Other income (expense), net (4)	9,561	(8,238)	1,323
Other income of consolidated funds (5)	151,368	(151,368)	—
Income taxes	(17,843)	17,843	—
Net income attributable to non-controlling interests in consolidated funds	(13,553)	13,553	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(271,482)	271,482	—
Net income attributable to Oaktree Capital Group, LLC/Adjusted net income	$172,239	$270,579	$442,818

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) for management fees, reclassifies $2,099 of net gains related to foreign-currency hedging activities from general and administrative expense, (c) for incentive income, includes $41,954 related to timing differences in the recognition of incentive income between net income attributable to OCG and adjusted net income, and (d) for investment income, includes $22,647 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $3,421 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $4,832, (c) expenses incurred by the Intermediate Holding Companies of $677, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG and adjusted net income of $41,954, (e) acquisition-related items of $2,463, (f) adjustments of $9,390 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $3,380 of net gains related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $9,390 that are classified as other income under GAAP and as expenses for ANI, and (b) the reclassification of $1,154 in net gains related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Six Months Ended June 30, 2016
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$393,568	$5,152	$398,720
Incentive income (1)	143,638	40,597	184,235
Investment income (1)	70,447	(7,645)	62,802
Total expenses (2)	(376,832)	(10,525)	(387,357)
Interest expense, net (3)	(54,435)	37,776	(16,659)
Other income (expense), net (4)	11,349	(12,741)	(1,392)
Other income of consolidated funds (5)	57,518	(57,518)	—
Income taxes	(21,251)	21,251	—
Net income attributable to non-controlling interests in consolidated funds	(2,375)	2,375	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(144,502)	144,502	—
Net income attributable to Oaktree Capital Group, LLC/Adjusted net income	$77,125	$163,224	$240,349

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) for management fees, reclassifies $689 of net gains related to foreign-currency hedging activities from general and administrative expense, (c) for incentive income, includes $39,888 related to timing differences in the recognition of incentive income between net income attributable to OCG and adjusted net income, and (d) for investment income, includes $13,578 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $6,066 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $2,676, (c) expenses incurred by the Intermediate Holding Companies of $536, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG and adjusted net income of $39,888, (e) acquisition-related items of $1,498, (f) adjustments of $11,346 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $10,237 of net losses related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $11,346 that are classified as other income under GAAP and as expenses for ANI, and (b) the reclassification of $1,395 in net losses related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.